As filed with the Securities and Exchange Commission on May 30, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLIANZ SE
(Exact Name of Registrant as Specified in Its Charter)
Federal Republic of Germany
(State or other jurisdiction of incorporation or organization)
Not Applicable
(I.R.S. Employer Identification Number)
Königinstrasse 28
80802 Munich
Germany
Telephone: 011-49-89-3800-0
(Address and telephone number of registrant’s principal executive offices)

ALLIANZ FINANCE III B.V.	ALLIANZ FINANCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)
The Netherlands	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
Not Applicable	061637742
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)
Keizersgracht 484 1017 EH Amsterdam Telephone: 011-31-20-556-9715	55 Green Farms Road Westport, CT 06881 Telephone: 203-221-8500
(Address and telephone number of registrant’s principal executive offices)	(Address and telephone number of registrant’s principal executive offices)
Corporation Service Company
1133 Avenue of the Americas, Suite 3100,
New York, NY 10036
Telephone: 212-299-5600
(Name, address, and telephone number of agent for service)
Please send copies of all communications to:

William D. Torchiana, Esq. Sullivan & Cromwell LLP 24, rue Jean Goujon 75008 Paris France 011-33-1-7304-5890	Dr. Peter Hemeling, General Counsel Allianz SE Königinstrasse 28, 80802 Munich Germany 011-49-89-3800-0	Jeffrey M. Oakes, Esq. Davis Polk & Wardwell 99 Gresham Street London EC2V 7NG United Kingdom 011-44-20-7418-1300

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be Registered/
Securities to be Registered	Proposed Maximum Offering Price/Amount of Registration Fee
(Guaranteed) Debt Securities	(1)

(1)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may not be received for registered securities that are issuable on conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

ALLIANZ SE
ALLIANZ FINANCE CORPORATION
ALLIANZ FINANCE III B.V.

(Guaranteed) Debt Securities

Allianz SE from time to time may offer to sell debt securities, and Allianz Finance Corporation and Allianz Finance III B.V. from time to time may offer to sell debt securities that will be fully and unconditionally guaranteed by Allianz SE and are referred to as “guaranteed debt securities” in this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they will be offered, will be described in a supplement to this prospectus. You should read this prospectus and the accompanying supplement carefully before you invest. We may offer and we may sell the securities directly to purchasers, through underwriters, dealers or agents, or through any combination of these methods, on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or authority.

Prospectus dated May 30, 2008

About This Prospectus	i
Prospectus Summary	1
Available Information	3
Forward-Looking Statements	4
Use of Proceeds	5
Description of Debt Securities and Guarantees We May Offer	6
Investment Considerations Relating to Our Debt Securities	28
Legal Ownership and Book-Entry Issuance	33
Taxation	38
Benefit Plan Investor Considerations	38
Plan of Distribution	40
Validity of the Securities	41
Experts	42
Notices	42
EX-4.1: FORM OF SENIOR INDENTURE
EX-4.2: FORM OF SUBORDINATED INDENTURE
EX-4.3: FORM OF SENIOR INDENTURE
EX-4.4: FORM OF SUBORDINATED INDENTURE
EX-4.5: FORM OF SENIOR INDENTURE
EX-4.6: FORM OF SUBORDINATED INDENTURE
EX-5.1: OPINION OF GROUP LEGAL SERVICES OF ALLIANZ SE
EX-5.2: OPINION OF ALLEN & OVERY LLP
EX-5.3: OPINION OF SULLIVAN & CROMWELL LLP
EX-23.1: CONSENT OF KPMG DEUTSCHE TREUHAND-GESELLSCHAFT AKTIENGESELLSCHAFT
EX-25.1: FORM T-1
EX-25.2: FORM T-1
EX-25.3: FORM T-1
EX-25.4: FORM T-1
EX-25.5: FORM T-1
EX-25.6: FORM T-1

ABOUT THIS PROSPECTUS

In this prospectus, the terms “we,” “our” and “us” refer to Allianz SE, Alliance Finance Corporation and Allianz Finance III B.V., as appropriate; “Allianz” refers to Allianz SE; the “Allianz Group” or the “Group” refers to Allianz SE and its consolidated subsidiaries; “AFC” refers to Allianz Finance Corporation; and “AFBV” refers to Allianz Finance III B.V. The debt securities of Allianz SE and the guaranteed debt securities of Alliance Finance Corporation and Allianz Finance III B.V. that may be offered using this prospectus are referred to collectively as the “securities.”

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described below under “Available Information.” This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement.

Allianz SE

Allianz SE (formerly Allianz Aktiengesellschaft, or Allianz AG) is a European Company (Societas Europaea, or SE) incorporated in the Federal Republic of Germany and organized under the laws of the Federal Republic of Germany and the European Union. Allianz SE is the ultimate parent company of the Allianz Group. It was incorporated as Allianz Versicherungs-Aktiengesellschaft in Berlin, Germany on February 5, 1890 and converted from a German stock corporation into a European Company on October 13, 2006. Allianz SE is registered in the Commercial Register in Munich, Germany under the entry number HRB 164232. Allianz’s registered office and headquarters are located at Königinstrasse 28, 80802 Munich, Germany, telephone (49)(89) 3800-0.

The Allianz Group is one of the world’s leading financial services providers, offering insurance, banking and asset management products and services through property-casualty, life/health, banking and asset management business segments. As of May 30, 2008, we had financial strength ratings of AA from Standard & Poor’s with a stable outlook, Aa3 from Moody’s with a stable outlook and A+ from A.M. Best with a stable outlook.

The principal trading market for our ordinary shares is the Frankfurt Stock Exchange. The ordinary shares also trade on other German stock exchanges in Berlin-Bremen, Düsseldorf, Hamburg, Hanover, Munich and Stuttgart, as well as the stock exchanges in London, Paris, Zürich and Milan. Our American Depositary Shares (or “ADSs”), each representing one-tenth of one ordinary share of Allianz SE, trade on the New York Stock Exchange under the symbol “AZ.”

Allianz Finance Corporation

AFC is a wholly-owned subsidiary of Allianz and was incorporated under the laws of the State of Delaware on November 12, 2001. AFC is a financing vehicle for the Allianz Group and issues money-market securities on behalf of the Allianz Group. AFC will lend substantially all proceeds of its borrowings to the Allianz Group.

Allianz Finance III B.V.

AFBV is a wholly-owned subsidiary of Allianz and was incorporated under the laws of The Netherlands on November 29, 2005. AFBV is a financing vehicle for the Allianz Group and issues debt on behalf of the Allianz Group. AFBV will lend substantially all proceeds of its borrowings to the Allianz Group.

Financial Statements and Issuer Identity

We do not present separate financial statements of AFC and AFBV in this prospectus because management determined that they would not be material to investors. Allianz will fully and unconditionally guarantee the debt securities issued by AFC and AFBV as to payment of principal, premium, if any, interest and any other amounts due. Allianz will determine the identity of an issuer relating to a particular series of debt securities in light of considerations related to the funding needs of Allianz and its consolidated subsidiaries.

The Securities We Are Offering

Allianz may offer from time to time debt securities, and each of AFC and AFBV may offer from time to time guaranteed debt securities.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer pursuant to this prospectus and a prospectus supplement, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Debt Securities

We may offer debt securities that may be senior or subordinated in right of payment, and AFC and AFBV may offer guaranteed senior or guaranteed subordinated debt securities, with such guarantee constituting our senior or subordinated obligations, as applicable. For any particular debt securities we offer, the applicable prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity, if any; the redemption terms, if any; the rate, or manner of calculating the rate, and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity; and any other specific terms.

We will fully and unconditionally guarantee on a senior or subordinated basis the payment of the principal of, premium, if any, and interest on the guaranteed debt securities, including any additional amounts which may be payable by AFC and AFBV in respect of their respective debt securities.

We will issue the senior and subordinated debt securities under separate indentures between Allianz and The Bank of New York, as trustee. AFC and AFBV will issue guaranteed senior and guaranteed subordinated debt securities also under separate indentures among each respective issuer, Allianz and The Bank of New York, as trustee.

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, which we refer to herein as DTC, Euroclear Bank S.A. /N.V., as operator of the Euroclear system, which we refer to herein as “Euroclear,” or Clearstream Banking, société anonyme, Luxembourg, which we refer to herein as “Clearstream,” named in your prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. We will issue the debt securities only in registered form, without coupons, although we may issue the debt securities in bearer form if so specified in your prospectus supplement.

Payment Currencies

Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless your prospectus supplement says otherwise.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, your prospectus supplement will say so.

Use of Proceeds

Unless we indicate otherwise in your prospectus supplement, we intend to use the net proceeds from the initial sales of securities to provide additional funds for our operations and for other general corporate purposes.

Manner of Offering

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, or directly to purchasers. Your prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

AVAILABLE INFORMATION

We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the Securities and Exchange Commission, or the SEC. You may also read and copy any document we file or furnish at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our American Depositary Receipts (or “ADRs”) are listed.

We have filed a registration statement on Form F-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Allianz, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference the following documents or information filed with, or furnished to, the SEC:

•	our Annual Report on Form 20-F for the year ended December 31, 2007, filed on March 20, 2008;

•	our Current Report on Form 6-K filed on May 15, 2008, except for references therein to “consolidated operating profit” and operating profit as it relates to the Allianz Group, including the tables entitled “operating profit” on pages 2 and 4 of such report and the section entitled “Reconciliation of Consolidated Operating Profit and Income before Income Taxes and Minority Interests in Earnings,” “return on risk adjusted capital” (or “RoRAC”) and any other non-GAAP financial measure, as such term is defined under Regulation G of the Securities Act;

•	our Current Report on Form 6-K filed on May 30, 2008; and

•	any filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as well as any Form 6-K furnished to the SEC to the extent such Form 6-K expressly states that we incorporate such form by reference, on or after the date of this prospectus and before the termination of any offering of securities hereunder.

We present the financial statement amounts in this prospectus and in our most recent Annual Report on Form 20-F (which we refer to as the “Annual Report”) in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union (“EU”) in accordance with clause 315(a) of the German Commercial Code. The consolidated financial statements of the Allianz Group have also been prepared in accordance with IFRS as issued by the International Accounting Standards Board (“IASB”). The Allianz Group’s application of IFRS results in no differences between IFRS as adopted by the EU and IFRS as issued by the IASB.

You may request, orally or in writing, a copy of any filings referred to above, excluding exhibits, other than those specifically incorporated by reference into the documents you request, at no cost, by contacting us at the following address: Allianz SE, Attention: Investor Relations, Königinstrasse 28, 80802 Munich, Germany, telephone (49)(89) 3800-0.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is prohibited. You should not assume that the information appearing in this prospectus, as well as information we previously filed with, or furnished to, the SEC and incorporated by reference, is accurate as of any date other than that on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including without limitation, the information in the section entitled “Outlook” in our Current Report on Form 6-K filed on May 15, 2008. Although we have based these forward-looking statements on our expectations and projections about future events, it is possible that actual results may differ materially from our expectations. In many cases, we include a discussion of the factors that are most likely to cause forward-looking statements to differ from actual results together with the forward-looking statements themselves.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward looking statements is contained under “Cautionary Statement Regarding Forward-Looking Statements” in our Annual Report on Form 20-F for 2007, which is incorporated in this prospectus by reference (and will be contained in any of our annual reports for a subsequent year that are so incorporated). See “Available Information” above for information about how to obtain a copy of this annual report.

In light of the factors set forth in the applicable Annual Report on Form 20-F and the other factors described in this prospectus, the forward-looking events might not occur at all or may occur differently than as described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

USE OF PROCEEDS

Except as may be described in your prospectus supplement, we will use the net proceeds from the initial sales of the securities offered under this prospectus and your prospectus supplement to provide additional funds for our operations and for other general corporate purposes. Our general corporate purposes may include the repayment or reduction of indebtedness, acquisitions and working capital requirements.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES WE MAY OFFER

In this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the subsection below entitled “Legal Ownership and Book-Entry Issuance.”

This section and your prospectus supplement will summarize all the material terms of each indenture, your debt security and, if applicable, the guarantee. They do not, however, describe every aspect of each indenture, your debt security and the guarantee. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms. As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security. The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed a copy of the indentures with the SEC as an exhibit to our registration statement. See “Available Information” above for information on how to obtain a copy.

General

The debt securities of Allianz and guaranteed debt securities of AFC and AFBV are not deposits and are not insured by any regulatory body of the United States, the Federal Republic of Germany or The Netherlands.

Because Allianz’s assets consist principally of interests in the subsidiaries through which it conducts its businesses, its cash flow and its consequent ability to service its debt, including the debt securities, and to potentially incur, as guarantor, the obligations of AFC and AFBV relating to the guaranteed debt securities, are largely dependent upon the cash flow and earnings of its subsidiaries, including dividends it receives from some of those subsidiaries. Since it also guarantees certain obligations of some of its subsidiaries, any liability it may incur for its subsidiaries’ obligations could reduce the assets that are available to satisfy claims of its direct creditors, including investors in debt securities Allianz issues directly. Additionally, Allianz’s right to participate as an equity holder in any distribution of assets of any of its subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of its security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claims Allianz may have as a creditor of the subsidiary are recognized. In addition, dividends, loans and advances to Allianz from some of its subsidiaries may be restricted by the net capital requirements of various regulators.

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	whether Allianz, AFC or AFBV is the issuer of the debt securities;

•	the title of the series of debt securities;

•	whether it is a senior debt security or a subordinated debt security;

•	any limit on the aggregate principal amount of the debt securities of the same series;

•	the stated maturity or maturities, if any;

•	the price at which we will originally issue your debt security, expressed as a percentage of the principal amount of the debt securities of the same series, and the original issue date;

•	any provisions for “reopening” the offering at a later time to offer additional debt securities having the same terms as your debt security;

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security and also whether it is an original issue discount debt security or a perpetual debt security;

•	if your debt security is an original issue discount debt security, the yield to maturity, as of the issue date;

•	if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity and other relevant terms, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the date or dates on which any interest on the debt securities of the series will be payable, the regular record date or dates we will use to determine who is entitled to receive interest payments and any right or obligation to extend or defer the interest payment periods and the duration of the extension;

•	the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable and where any transfer, conversion or exchange, if applicable, will occur;

•	the depositary for your debt security and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	if the debt securities may be converted into or exercised or exchanged for Allianz’s ordinary shares, ADRs or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of ordinary shares, ADRs or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities and under which we can redeem the debt securities if we have to pay additional amounts;

•	whether your debt securities will be listed on the New York Stock Exchange or any other securities exchange or whether the debt will not be listed;

•	if your debt security will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

•	if applicable, any additional investment considerations relating to the debt securities;

•	if your debt security is subject to mandatory or optional remarketing or other mandatory or optional resale provisions, the date or period during which such resale may occur, any conditions to such resale and any right of the holder to substitute securities for the securities subject to resale;

•	any conditions or limitations to defeasance of the senior debt securities, to the extent different from those described under “— Defeasance”;

•	any changes or additions to the events of default or covenants contained in the relevant indenture;

•	if applicable, any subordination provisions that will apply, to the extent different from those described in this prospectus;

•	the names and duties of any co-trustees, authenticating agents, paying agents, transfer agents or registrars for your debt security;

•	the applicable German, Dutch or U.S. federal income tax considerations relating to the debt securities; and

•	any other terms of your debt security or the guarantee, which could be different from those described in this prospectus.

If your debt security is a fixed rate debt security, the prospectus supplement will also describe:

•	the annual rate or rates at which your debt security will bear interest, if any;

•	the date or dates from which that interest, if any, will accrue; and

•	the interest payment dates to the extent different from those described herein.

If your debt security is a floating rate debt security, the prospectus supplement will also describe:

•	the interest rate basis;

•	any applicable index currency or maturity, spread or spread multiplier or initial maximum or minimum rate;

•	the interest reset, determination, calculation and payment dates;

•	the day count used to calculate interest payments for any period; and

•	the calculation agent.

If your debt security is an indexed debt security, the prospectus supplement will also describe:

•	the principal amount, if any, we will pay you at maturity;

•	the index that your security is based upon;

•	the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any; and

•	the terms on which your debt security will be exchangeable for or payable in cash, securities or other property.

If your debt security is a perpetual debt security, the prospectus supplement will also describe:

•	the circumstances under which we have a right to defer or cancel interest payments;

•	if applicable, our ability to satisfy the payment of interest with funds raised through the issuance of ordinary shares of Allianz or other eligible securities; and

•	if applicable, our ability to issue payment-in-kind securities to cover certain deferred interest payments.

While this prospectus describes terms that apply generally to all the debt securities, the prospectus supplement applicable to your debt security will summarize specific financial and other terms of your debt security. Consequently, as you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

Debt Securities May Be Senior or Subordinated

Allianz, AFC or AFBV may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of the Group. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank on a parity with all of our other unsecured and unsubordinated debt.

The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and, except as otherwise described in the applicable prospectus supplement, will be subordinate in right of payment to all of our “senior debt,” as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities which may be issued by Allianz, as well as the guaranteed senior and guaranteed subordinated debt securities which may be issued by AFC or AFBV.

The Debt Indentures

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called the indenture. The senior debt indenture and subordinated debt indenture relating to senior debt securities and subordinated debt securities issued by Allianz, respectively, are contracts that will be entered into between Allianz and The Bank of New York, as trustee. The senior debt indenture and subordinated debt indenture relating to guaranteed senior debt securities and guaranteed subordinated debt securities, respectively, issued by AFC are contracts that will be entered into among AFC, Allianz and The Bank of New York, as trustee. The senior debt indenture and subordinated debt indenture relating to guaranteed senior debt securities and guaranteed subordinated debt securities, respectively, issued by AFBV are contracts that will be entered into among AFBV, Allianz and The Bank of New York, as trustee.

The Bank of New York will act as the initial trustee under the six indentures. The indentures are substantially identical, except for the guarantee with respect to the indentures entered into by AFC and AFBV, and for the provisions relating to subordination. No indenture limits our ability to incur additional indebtedness, including additional senior indebtedness.

The trustee under each indenture has two main roles:

•	first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Default, Remedies and Waiver of Default”; and

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship with the Trustee” below for more information about the trustee.

Allianz acts as the guarantor of the guaranteed debt securities issued under the AFC and the AFBV indentures. The guarantees are described under “— Guarantees” below.

The indentures and their associated documents, including any supplemental indenture and your debt security, contain the full legal text of the matters described in this section and the other terms described in your prospectus supplement. Unless otherwise specified in your prospectus supplement, the indentures and the debt securities are governed by New York law, and the guarantees with respect to the guaranteed debt securities will be governed by the laws of the Federal Republic of Germany. In addition, unless otherwise specified in your prospectus supplement, the subordination provisions of the subordinated debt securities will be governed by the laws of the Federal Republic of Germany. If applicable, your prospectus supplement may also specify other provisions of the applicable supplemental indenture and the securities that will be governed by the laws of the Federal Republic of Germany. A copy of each indenture has been filed with the SEC as part of our registration statement. See “Available Information” above for information on how to obtain a copy.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued, including any supplemental indenture, and the trustee under that indenture.

Guarantees

Allianz will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the guaranteed debt securities, including any additional amounts which may be payable by AFC and AFBV in respect of their respective debt securities, as described under “— Payment of Additional Amounts with Respect to the Debt Securities” below. Allianz guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise. For the guaranteed senior debt securities, the senior guarantees will constitute direct, unconditional, unsubordinated and unsecured obligations of Allianz and will rank equally with all other unsecured and unsubordinated obligations of Allianz. For the guaranteed subordinated debt securities, unless otherwise provided for in your prospectus supplement for such subordinated debt securities, the subordinated guarantees will constitute direct, unconditional, subordinated and unsecured obligations of Allianz and will rank equally with other unsecured and subordinated obligations of Allianz.

Subordination Provisions

Holders of subordinated debt securities of Allianz and guaranteed subordinated debt securities of AFC or AFBV, respectively, should recognize that contractual provisions in the relevant subordinated debt indentures between the relevant entities and The Bank of New York may prohibit the respective obligor and, if applicable, Allianz, as guarantor, from making payments on those securities. Subordinated debt securities are subordinate in right of payment, to the extent and in the manner stated in the relevant subordinated debt indenture or in any particular series of securities, to any senior indebtedness of the obligor and all of Allianz’s senior indebtedness, including all debt securities we have issued and will issue under the senior debt indenture and all guaranteed senior debt securities we may issue under the AFC and the AFBV senior debt indentures.

Except as otherwise modified with respect to a particular issuance of debt securities, the subordinated debt indentures define “senior debt” as all indebtedness and obligations of, or guaranteed or assumed by, Allianz, AFC or AFBV, respectively, for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind, all the foregoing not stated in the instrument which created, incurred or guaranteed such indebtedness or obligation to be subordinated. Senior debt excludes the subordinated debt securities, and the subordinated guarantees, as the case may be, and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities and the subordinated guarantees, as the case may be.

We may modify the subordination provisions, including the definition of senior indebtedness, with respect to one or more series of subordinated debt securities. We will describe any such modification in your prospectus supplement.

The subordinated debt indentures provide that, unless all principal of, and any premium or interest on, the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets. If the trustee under the relevant subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the trustee in bankruptcy, receiver or other relevant person charged with the insolvency of Allianz, AFBV or AFC, as the case may be.

In the case of perpetual debt securities, which are described in more detail below under “— Perpetual Debt Securities,” the definition of senior debt will be different than the definition of senior debt described above and will be specified in your prospectus supplement. Unless otherwise specified in your prospectus supplement, we will also enter into a supplemental indenture that sets out the specific terms of the perpetual debt securities.

Our Relationship with the Trustee

The Bank of New York is initially serving as the trustee for all series of debt securities to be issued under each indenture. The Bank of New York has provided commercial banking and other services for us and our related companies in the past and may continue to do so in the future. Among other things, The Bank of New York serves as trustee or agent with regard to certain of our other outstanding debt obligations we and our affiliates have.

Consequently, if an actual or potential event of default occurs with respect to any of these securities, trust agreements or subordinated guarantees, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, trust agreements or subordinated guarantees and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under each indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will only reopen an issuance if such reopening will be a “qualified reopening” for U.S. federal income tax purposes. Most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities of Allianz or a series of the guaranteed debt securities of AFC or AFBV, will be described in your prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts that We May Issue

No indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

None of the indentures and none of the debt securities limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in your prospectus supplement.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, if any, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal. We may also issue debt securities that do not have a stated maturity and are perpetual in nature.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to Allianz or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your debt securities in the specified currency, except as described below in “— Payment Mechanics for Debt Securities in Registered Form.” See “— Considerations Relating to Securities Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in debt securities of this kind.

Debt Securities Not Secured by Assets

No series of debt securities will be secured by any property or assets of the Allianz Group.

Types of Debt Securities

We may issue any of the following three types of debt securities:

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “— Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.

Unless otherwise specified in your prospectus supplement, each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in your prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities in Registered Form.”

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Unless otherwise specified in your prospectus supplement, each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the quarterly, semi-annual or yearly rate determined according to the interest rate formula stated in your prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under ‘‘— Payment Mechanics for Debt Securities in Registered Form.”

Calculation of Interest.  Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be an affiliate of ours. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in your prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in your prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545)) being rounded to 9.87655% (or 0.0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in your prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of Allianz.

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security, depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed debt securities may be exchangeable, at our option or the holder’s option, for securities of an issuer other than Allianz.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. Your prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. See “— Considerations Relating to Indexed Securities” for more information about risks of investing in debt securities of this type.

Perpetual Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be a perpetual debt security.

A debt security of this type has no fixed maturity or mandatory redemption date and may be subject to our right to defer and cancel interest payments as described in your prospectus supplement. A perpetual debt security is not redeemable at the option of the holder of a perpetual debt security at any time and is not redeemable at our option except as described in your prospectus supplement. A perpetual debt security may be convertible, at our option, into ordinary shares of Allianz under certain circumstances described in your prospectus supplement. Unless otherwise specified in your prospectus supplement, we will compute interest on perpetual debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at redemption as described below under “— Payment Mechanics for Debt Securities in Registered Form — How We May Make Payments on Perpetual Debt Securities or Subordinated Debt Securities.”

Interest payments and any other payments in respect of the perpetual debt securities may be subject to deferral in certain circumstances. These circumstances, along with the circumstances under which we cannot defer payment, will be described in your prospectus supplement.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The prospectus supplement relating to an original issue discount debt security will include a description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity, if any, unless your prospectus supplement specifies a redemption date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, if any, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date or on specific dates after such date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than

60 days before the applicable redemption date. We will give the notice in the manner described below in ‘‘— Notices.”

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person who can exercise the right to repayment. Any indirect owners who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that such banks or brokers notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

We urge street name and other indirect owners to contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Optional Tax Redemption

In certain situations relating to the tax treatment of your debt securities, unless otherwise indicated in your prospectus supplement, we may have the option to redeem any series of debt securities in whole, but not in part. If we have such an option, your prospectus supplement will include the relevant terms, including the applicable redemption price.

Conversion

Your debt securities may be convertible into or exchangeable for ordinary shares, ADSs or other securities of Allianz or another issuer if your prospectus supplement so provides. If your debt securities are convertible or exchangeable, your prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. Your prospectus supplement would also include provisions regarding the adjustment of the number of ordinary shares, ADSs or other securities of Allianz or another issuer to be received by you upon conversion or exchange.

Mergers and Similar Transactions

Unless otherwise indicated in your prospectus supplement, we are generally permitted to merge or consolidate with or into another company. We are also permitted to sell substantially all our assets to another company. With regards to any series of debt securities, however, we may not take any of these actions unless all the following conditions are met:

•	if we are not the successor entity, the successor entity must expressly agree to be legally responsible for the debt securities of that series and the indenture with respect to that series, including in the case of Allianz, the obligation arising from Allianz’s guarantee, if any, and the successor must be organized as a corporation, partnership, trust, limited liability company or similar entity. The successor entity may be organized under the laws of any jurisdiction; provided, however, that if such successor entity is organized or resident in any jurisdiction other than the Federal Republic of Germany (a “Successor Jurisdiction”) for tax purposes, such Successor Jurisdiction will be substituted for the Federal Republic of Germany under the applicable indentures and guarantees, if any, with respect to our obligation to pay Additional Amounts, the conditions under which no Additional Amounts would be payable as a result of either condition (i) or (ii) under “Payment of Additional Amounts with Respect to the Debt Securities” herein, and the right of the issuer of the debt securities to redeem such debt securities as described in your prospectus supplement.

•	the merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “— Default, Remedies and Waiver of Default.” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied, we will not need to obtain the approval of the holders in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets or another entity, any transaction that involves a change of control of Allianz but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially in their entirety, neither we nor any successor entity would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities other than the payment of Additional Amounts as described above and in your prospectus supplement, if any, that become payable with respect to your debt securities.

Substitution of Issuer

Unless otherwise indicated or as it may be modified in your prospectus supplement, we may at any time, without the consent of the holders, substitute for the issuer of any series of the debt securities any other company (other than an insurance undertaking) which is directly or indirectly controlled by such issuer, as new issuer (the “New Issuer”) in respect of all obligations arising under or in connection with a series of debt securities with the effect of releasing the issuer of all such obligations if:

(i) the New Issuer assumes any and all obligations of the issuer arising under or in connection with that series of debt securities and, if service of process vis-à-vis the New Issuer would have to be effected outside the United States, appoints a process agent within the United States;

(ii) the issuer and the New Issuer have obtained all authorizations and approvals necessary for the substitution and the fulfilment of the obligations arising under or in connection with that series of debt securities; the New Issuer is in the position to pay to the Trustee in U.S. dollars and without deducting or withholding any taxes or other duties of whatever nature imposed, levied or deducted by the country (or countries) in which the New Issuer has its domicile or tax residence all amounts required for the performance of the payment obligations arising from or in connection with that series of debt securities; and

(iii) Allianz irrevocably and unconditionally guarantees such obligations of the New Issuer under that series of guaranteed debt securities on terms which ensure that each holder will be put in an economic position that is at least as favorable as that which would have existed if the substitution had not taken place.

Your prospectus supplement may include additional conditions to the substitution of the relevant issuer.

Where the New Issuer is organized or resident, for tax purposes, in any jurisdiction different from that of the issuer it substitutes, each such other New Issuer jurisdiction will be substituted for the issuer’s jurisdiction under the applicable indentures and guarantees, if any, with respect to the issuer’s obligation to pay Additional Amounts, the conditions under which no Additional Amounts would be payable as a result of either condition (i) or (ii) under “Payment of Additional Amounts with Respect to the Debt Securities” herein, and the right of the issuer of the debt securities to redeem such debt securities, as described in your prospectus supplement. Any substitution of the issuer might be deemed for U.S. federal income tax purposes to be a taxable exchange of the debt securities for new securities by the holders thereof, resulting in the recognition of taxable gain or loss for such purposes; however, the U.S. federal income tax consequences to any holder resulting from a substitution of the issuer cannot be determined prior to a substitution of the issuer.

For the avoidance of doubt, following the substitution of the issuer of any series of debt securities by a New Issuer pursuant to the foregoing provisions, any reference to the issuer in the terms and conditions of such series of debt securities and the related indenture shall constitute a reference to the New Issuer.

Defeasance

Defeasance and Covenant Defeasance

Unless we say otherwise in your prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each series of senior debt securities, but will not apply to any series of subordinated debt securities. In general, we expect these provisions to apply to each senior debt security that has a specified currency of U.S. dollars and is not a floating rate, indexed debt security or perpetual debt security.

Full Defeasance.  If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payments and other obligations on your senior debt securities. This is called full defeasance. To do so, each of the following must occur:

•	we must deposit in trust for the benefit of all holders of those senior debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on your senior debt securities on their various due dates;

•	there must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the senior debt security ourselves. Under current U.S. federal tax law, the deposit and our legal release from the senior debt security would be treated as though we took back your senior debt security and gave you your share of the cash, notes and bonds deposited in trust. In that event, you could recognize gain or loss on your senior debt security; and

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change or Internal Revenue Service ruling described above.

If we ever fully defease your senior debt security, you will have to rely solely on the trust deposit for payments on your senior debt security. You could not look to us for payment in the event of any shortfall.

Covenant Defeasance.  Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your senior debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance, we must do both of the following:

•	we must deposit in trust for the benefit of the holders of those senior debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on your senior debt security on their various due dates; and

•	we must deliver to the trustee a legal opinion of our counsel confirming that under then-current U.S. federal income tax law we may make the above deposit without causing you to be taxed on your senior debt security any differently than if we did not make the deposit and just repaid the senior debt security ourselves.

If we accomplish covenant defeasance with regard to your senior debt security, the following provisions of the indenture and the senior debt securities would no longer apply:

•	any additional covenants that your prospectus supplement may state are applicable to your senior debt security; and

•	the events of default resulting from a breach of covenants, described below in the third item under “— Default, Remedies and Waiver of Default — Senior Events of Default.”

If we accomplish covenant defeasance, you can still look to us for repayment of your senior debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurs, like our bankruptcy, and your senior debt security becomes immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your debt security occurs and is not cured, as described in this subsection.

Senior Events of Default

Unless otherwise indicated in your prospectus supplement, with respect to any series of senior debt securities, when we refer to an event of default, we mean any of the following:

•	we do not pay the principal of, or any premium on, any debt security of that series on its due date;

•	we do not pay interest on any debt security of that series within 30 days of its due date;

•	we remain in breach of any covenant we make in the applicable indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt security of the affected series;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization occur. Those events must arise under U.S. federal or state law, Dutch law, German law or the laws of the jurisdiction of a New Issuer, as the case may be, unless we merge, consolidate or sell our assets as described above and the successor firm is legally organized in another jurisdiction. If that happens, then those events must arise under the law of the jurisdiction in which the successor firm is legally organized;

•	we do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in your prospectus supplement;

•	for any guaranteed debt security, the guarantee is not in full force or effect for that series of debt security; or

•	if your prospectus supplement states that any additional event of default applies to that series, that event of default occurs.

Subordinated Events of Default

Unless otherwise indicated in your prospectus supplement, with respect to any series of subordinated debt securities, when we refer to an event of default, we mean any of the following:

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization occur. Those events must arise under U.S. federal or state law, Dutch law, German law or the laws of the jurisdiction of a New Issuer, as the case may be, unless we merge, consolidate or sell our assets as described above and the successor firm is legally organized in another jurisdiction. If that happens, then those events must arise under the law of the jurisdiction in which the successor firm is legally organized; or

•	if your prospectus supplement states that any additional event of default applies to that series, that event of default occurs.

Remedies if an Event of Default Occurs

If you are the holder of a subordinated debt security of Allianz or a guaranteed subordinated debt security of AFC or AFBV, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— The Debt Indentures — Subordination Provisions.”

Except as specified in your prospectus supplement, if an event of default has occurred and has not been cured or waived, the trustee or the holders of 25% or more in principal amount of all debt securities of the affected series may declare the entire principal amount of all such debt securities to be due immediately. Except as specified in your prospectus supplement, if an event of default occurs because of events in bankruptcy, insolvency or reorganization, the entire principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected debt securities. If the maturity of any debt securities is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities affected by the acceleration may cancel the acceleration for all the affected debt securities.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use its rights and powers under the applicable indenture, and in doing so, to use the same degree of care and skill that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct, from time to time, the method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the relevant series of debt securities.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, all of the following must occur:

•	the holder of your debt security must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•	the holders of 25% or more in principal amount of all of the relevant debt securities must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the related series of debt securities must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of all the relevant series of debt securities.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your senior debt securities and subordinated debt securities on or about its due date.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without your approval.

We Will Give the Trustee Information About Defaults Annually

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the debt securities and the indenture they are issued under, or else specifying any default.

We urge book-entry and other indirect owners to consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare a cancellation of an acceleration of maturity. Book-entry and other indirect owners are described under “Legal Ownership and Book-Entry Issuance.”

Modifications of the Indentures

Except as otherwise indicated in your prospectus supplement, there are four types of changes we can make to a particular indenture and the debt securities issued thereunder.

Changes Requiring Each Holder’s Approval

First, there are changes that we or the trustee cannot make without the approval of each holder of a debt security affected by the change under a particular indenture. We cannot:

•	change the stated maturity or the time of payment of interest on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	change the times at which any redeemable debt security may be redeemed or, once notice of redemption has been given, the time at which such security must thereupon be redeemed;

•	impair the right of any holder of a debt security to receive any principal payment or interest payment on such holder’s debt securities in a manner other than as stated in the terms of such debt security, on or after the applicable payment date thereof, or to institute suit for the enforcement of any such payment;

•	change the currency of any payment on a debt security other than as permitted by the debt security;

•	change the place of payment on a debt security, if it is in non-global form;

•	change our obligation (or of our successor) to pay Additional Amounts and interest (including deferred interest), if any;

•	change any provision of an applicable indenture affecting the ranking of a debt security or its related guarantee, if applicable, in a manner adverse to the holders of such debt security;

•	reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken together, the approval of whose holders is needed to change the indenture or the debt securities;

•	reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; or

•	change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Neither we nor any of our subsidiaries or affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of a debt security as an inducement to any consent, waiver or amendment to any of the terms or provisions of an indenture or a debt security unless such consideration is offered to be paid or agreed to be paid to all holders of such series of securities that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities. These changes are limited to clarifications and changes that would not adversely affect the debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under the applicable indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

Modification of Subordination Provisions of the Subordinated Debt Indentures of Allianz, AFC or AFBV

We may not amend the subordinated debt indentures of Allianz, AFC or AFBV using a supplemental indenture that would directly or indirectly modify the subordination of any outstanding subordinated debt securities in any manner which might terminate or limit the subordination. In addition, we may not modify the subordination provisions of the relevant subordinated debt indenture in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

Any other change to any indenture and the debt securities issued under that indenture would require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in the principal amount of the relevant series of debt securities; or

•	if the change affects more than one series of debt securities issued under an indenture, it must be approved by the holders of a majority in the principal amount of the series affected by the change, with all affected series voting together as one class for this purpose (and of any series that by its terms is entitled to vote separately as a series, as described below).

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of future compliance by us with any provision, including any of our covenants in any of the indentures or debt securities. Our covenants include the promises we make about merging which we describe above under “— Mergers and Similar Transactions.” If the holders agree to waive a covenant, we will not have to comply with it. A majority of holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of each holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under any indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities of that series in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased a senior debt security as described above under “— Defeasance — Defeasance and Covenant Defeasance — Full Defeasance”; or

•	if we or one or our affiliates is the owner.

Special Series Voting Rights

We may issue series of debt securities that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the applicable indenture) that would otherwise require a vote of all affected series, voting together as a single class. Any such series would be entitled to vote together with all other affected series, voting together as a single class, and would also be entitled to vote separately, as a series only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of holders of the relevant series. For series of debt securities that have these rights, the rights will be described in your prospectus supplement. For series that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any series having special rights. We may issue series having these or other special rights without obtaining the consent of or giving notice to holders of outstanding securities.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•	for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•	for a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	for debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We will generally be entitled to set any date as a record date for the purpose of determining the holders that are entitled to take action under any indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by the holders. If we or the trustee set a record date for an approval or other action to be taken by the holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

Form

We will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in your prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in your prospectus supplement.

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Transfer and Exchange

Unless we indicate otherwise in your prospectus supplement, holders may exchange their debt securities for debt securities of smaller denominations or may combine their debt securities into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. Holders may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear or Clearstream — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchanges of debt securities for other debt securities of the same series and kind. If a debt security is exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exchange will be described in your prospectus supplement.

Payment Mechanics for Debt Securities in Registered Form

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. If the principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of DTC, Euroclear or Clearstream, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in your prospectus supplement, interest on any fixed rate debt security (other than perpetual debt securities) will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. Unless we specify otherwise in your prospectus supplement, interest on any perpetual debt security will be payable quarterly each January 15, April 15, July 15 and October 15. The regular record date relating to an interest payment date for any perpetual debt security shall be January 1, April 1, July 1 and October 1, respectively. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, the record date for any payment date for a debt security in book-entry form will be the business day prior to the payment date.

Business Day

Unless otherwise specified in your prospectus supplement, the term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•	for all debt securities, it is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the place of payment and New York City generally are authorized or obligated by law, regulation or executive order to close, and that satisfies any other criteria specified in your prospectus supplement;

•	if the debt security is a floating rate debt security whose interest rate is based on LIBOR, it is also a day on which dealings in the relevant index currency specified in your prospectus supplement are transacted in the London interbank market;

•	if the debt security has a specified currency other than U.S. dollars or euro, it is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•	if the debt security either is a floating rate debt security whose interest rate is based on EURIBOR or has a specified currency of euro, it is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;

•	if the debt security is held through Euroclear, it is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the debt security is held through Clearstream, it is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

How We May Make Payments on Perpetual Debt Securities or Subordinated Debt Securities

Deferral of Interest Payments.  Interest payments and any other payments on perpetual debt securities or subordinated debt securities may be subject to deferral in some circumstances. We may be required, for instance, to defer payment if we do not satisfy solvency conditions or if, after making such a payment, we would not satisfy certain solvency conditions that will be described in your prospectus supplement. In addition, we may defer payment if we comply with a number of requirements. In either case, we may be required to satisfy our obligation to pay in accordance with the alternative coupon satisfaction mechanism described below. The specific details relating to when interest payments or any other payments may be deferred and how we may satisfy our payment obligations will be described in your prospectus supplement.

Alternative Payment Mechanism.  We may be permitted, and under certain circumstances required, to satisfy our obligation to pay you through the issuance of our ordinary shares or other eligible securities which, when sold, will provide a cash amount sufficient for us to make payments due to you in respect of the relevant payment. Absent certain conditions, we may elect to use this alternative payment mechanism in order to satisfy our obligation to make any interest payment by giving notice to the trustee as specified in your prospectus supplement.

Our obligation to pay in accordance with the alternative payment mechanism will be satisfied in accordance with the procedures described in your prospectus supplement.

If we elect to make any payment in accordance with the alternative payment mechanism, the receipt of cash proceeds on the sale of our ordinary shares or other eligible securities paid to the trustee or its agent will satisfy the relevant payment or the relevant part of such payment. The proceeds from the sale of ordinary shares or other eligible securities pursuant to the alternative payment mechanism will be paid to you by the trustee in respect of the relevant payment.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities.  We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”

Payments on Non-Global Debt Securities.  Unless otherwise specified in your prospectus supplement, we will make payments on a debt security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds, i.e., funds that become available on the day after the check is cashed.

Alternatively, and unless otherwise specified in your prospectus supplement, if a non-global security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practice described in this subsection for payment amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities.  We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance — What is a Global Security?”.

Indirect owners of a global security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Debt Securities.  Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and acceptable to us and the trustee. To designate an account for wire payment and unless otherwise specified in your prospectus supplement, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above and unless otherwise specified in your prospectus supplement, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.  Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payment in U.S. dollars of an amount due in another currency, whether on a global debt security or on a non-global debt security.

If the applicable prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount you receive in the exchange agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available.  If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency is not available to us due to circumstances beyond our control — which may include the imposition of exchange controls or a disruption in the currency markets — we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below in its discretion.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in the manner described above will not result in a default under any debt security or the applicable indenture.

Exchange Rate Agent.  If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in your prospectus supplement. We may also select one of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be made in its sole discretion unless we state in your prospectus supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, unless we specify otherwise in your prospectus supplement, we will make the payment on the next day that is a business day unless such business day would fall in the next calendar year. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under “— Business Day.”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify you of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Payment of Additional Amounts with Respect to the Debt Securities

Unless otherwise indicated in your prospectus supplement, all payments of principal, interest and premium in respect of any debt securities issued by Allianz or any guaranteed debt securities issued by AFBV (including payments under the guarantees with respect to such guaranteed debt securities) will be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed, levied, collected, withheld or assessed by the Federal Republic of Germany or the jurisdiction of incorporation of the issuer of such debt securities (as the case may be) or any political subdivision or any authority of or in the Federal Republic of Germany or the jurisdiction of incorporation of the issuer of such debt securities (as the case may be) that has power to tax (a “Relevant Jurisdiction”), unless the issuer or the guarantor (as the case may be) is compelled by law to make such withholding or deduction. In the event of such withholding or deduction, the issuer or the guarantor of such debt securities (as the case may be) will pay such additional amounts (the “Additional Amounts”) as are necessary for each holder to receive, after deduction or withholding of such Taxes, the full amount that the holder would have received if no such withholding or deduction had been required. However, no such Additional Amounts shall be payable with respect to such Taxes in respect of any amount payable on any such debt security:

(i) to a holder which is liable for such Taxes in respect of such debt security by reason of such holder having some connection with a Relevant Jurisdiction other than the mere holding of such debt security;

(ii) to a holder which would be able to avoid such withholding or deduction under the laws of a Relevant Jurisdiction by presenting any form or certificate and/or making a declaration of non-residence or similar claim for exemption or refund but fails to do so after proper notice has been sent to such holder by the issuer of such debt security;

(iii) in respect of any deduction or withholding imposed on a payment to an individual and required to be made pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv) to a holder which would have been able to avoid such withholding or deduction by presenting (where presentation is required) the debt security to a Paying Agent in another Member State of the European Union.

In addition, we will not pay Additional Amounts to a holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment where the law requires the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder.

The prospectus supplement will describe any additional circumstances under which Additional Amounts will not be paid with respect to debt securities issued by Allianz or any guaranteed debt securities issued by AFBV.

Unless otherwise provided in the applicable prospectus supplement, references to “interest” shall include references to Additional Amounts payable.

The prospectus supplement will describe any circumstances under which Additional Amounts will be paid with respect to guaranteed debt securities issued by AFC.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Service of Process

We have appointed Corporation Service Company, acting through its office at 1133 Avenue of the Americas, Suite 3100, New York, New York 10036, as our authorized agent for service of process in any legal action or proceeding to which we are a party relating to any indenture or any debt securities brought in any federal or state court in New York City and have submitted to the non-exclusive jurisdiction of those courts.

INVESTMENT CONSIDERATIONS RELATING TO OUR DEBT SECURITIES

Considerations Relating to Indexed Securities

We use the term “indexed securities” to mean debt securities whose value is determined by reference to the price or value of one or more securities of one or more issuers, currencies, commodities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index.” Indexed securities may present a high level of risk, and investors in certain indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the U.S. federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read your prospectus supplement for a discussion of U.S. federal tax matters.

Investors in Indexed Securities Could Lose Their Investment

The principal amount of an indexed debt security payable at maturity, and/or the amount of interest payable on an indexed debt security on an interest payment date, will be determined by reference to the price or value of one or more indices. The direction and magnitude of the change in the value of the relevant index will determine the principal amount of an indexed debt security payable at maturity and/or the amount of interest payable on an indexed debt security on an interest payment date. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase an indexed security, you may lose all or a portion of the principal you invest and may receive no interest on your investment.

The Issuer of a Security or Currency that Serves as an Index Could Take Actions that May Adversely Affect an Indexed Security

The issuer of a security that serves as an index or part of an index for an indexed debt security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a debt security indexed to that security or to an index of which that security is a component.

If the index for an indexed security includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. That government may take actions that could adversely affect the value of the security. See “— Considerations Relating to Securities Linked to a Non-U.S. Dollar Currency — Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security” for more information about these kinds of government actions.

An Indexed Security May Be Linked to a Volatile Index, Which Could Hurt Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed security may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

An Index to Which a Security Is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed security that is linked to the index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on an indexed debt security, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a debt security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or the rates of return on them.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

Information about Indices May Not Be Indicative of Future Performance

If we issue an indexed security, we may include historical information about the relevant index in your prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Security

Allianz and its affiliates may have conflicts of interest with respect to some indexed securities. Allianz and its affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. Allianz and its affiliates may also issue or underwrite securities or derivative instruments or act as financial adviser to issuers of the securities that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, Allianz and its affiliates could adversely affect the value of an indexed security.

Allianz or another of its affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that Allianz or another of its affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on your security.

Considerations Relating to Securities Linked to a Non-U.S. Dollar Currency

If you intend to invest in a debt security whose principal and/or interest is payable in a currency other than U.S. dollars, you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An Investment in a Non-Dollar Security Involves Currency-Related Risks

An investment in a debt security with a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security payable solely in U.S. dollars. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the U.S. or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-Dollar Security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar-denominated securities is that their U.S. dollar-equivalent yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non- dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the dollar and the specified currency. These changes could affect the U.S. dollar-equivalent value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-Dollar Securities Will Permit Us to Make Payments in Dollars or Delay Payment if We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars will provide that if, because of circumstances beyond our control, the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under ‘‘— Payment Mechanics for Debt Securities in Registered Form — How We Will Make Payments Due in Other Currencies — When the Specified Currency Is Not Available.” A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, and may even be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.

We Will Not Adjust Non-Dollar Securities to Compensate for Changes in Currency Exchange Rates

Except as described above, we will not make any adjustment or change in the terms of a debt security payable in a currency other than U.S. dollars in the event of any change in exchange rates for that currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-dollar debt securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-Dollar Security, an Investor May Bear Currency Exchange Risk

Unless otherwise specified in your prospectus supplement, the debt securities under the applicable indenture will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information about Exchange Rates May Not Be Indicative of Future Performance

If we issue a debt security denominated in a specified currency other than U.S. dollars, we may include in your prospectus supplement a currency supplement that provides information about historical exchange rates for the specified currency. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular debt security.

Determinations Made by the Exchange Rate Agent

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in your prospectus supplement that any determination is subject to approval by Allianz). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global —  i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names on the books that we or the trustee or any other agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any agent and any other third parties employed by us, the trustee or any of those agents, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Book-Entry Owners

Unless your prospectus supplement provides otherwise, we will issue each security, other than the bearer depositary receipts, in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell bearer depositary receipts under a warrant or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below or as may be set forth in your prospectus supplement;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “ — Who is the Legal Owner of a Registered Security?”;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form or as may be described in your prospectus supplement;

•	in addition to restrictions imposed by applicable law, an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and other agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and other agents also do not supervise the depositary in any way;

•	the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Unless your prospectus supplement provides otherwise, the securities, other than the ordinary shares or bearer depositary receipts, will initially be issued to investors only in book-entry form. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	DTC;

•	Euroclear;

•	Clearstream;

•	a financial institution holding the securities on behalf of Euroclear or Clearstream; and

•	any other clearing system or financial institution named in your prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

Considerations Relating to Euroclear, DTC and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. DTC is not a participant in Euroclear or Clearstream.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, will also be subject to DTC’s rules and procedures.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records and on the records of Clearstream or Euroclear, if applicable. The ownership interest of each actual purchaser of securities, a beneficial owner of an interest in a global certificate, is in turn to be recorded on the DTC participants’ and indirect participants’ records. Beneficial owners of interests in a global certificate will not receive written confirmation from DTC of their purchases, but beneficial owners of an interest in a global certificate are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the DTC participants or indirect participants through which the beneficial owners of an interest in a global certificate purchased securities. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of a beneficial owner of an interest in a global certificate. Beneficial owners of interests in a global certificate will not receive certificates representing their ownership interests in securities, unless use of the book-entry system for the securities is discontinued.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems, and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under ‘‘ — Who is the Legal Owner of a Registered Security?”.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee or other agents, as applicable, that we wish to terminate that global security; or

•	in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and neither we nor the trustee for any debt securities, nor any agent, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Limitations on Rights Resulting from Book-Entry Form

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global securities as represented by one or more global certificates.

TAXATION

Your prospectus supplement will include a description of the material tax consequences of acquiring, owning and disposing of the securities under U.S. federal income, German and Dutch income tax laws, as applicable.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws (“Similar Laws”).

The acquisition of securities offered hereby by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of securities offered hereby. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”).

Any purchaser or holder of securities offered hereby or any interest therein will be deemed to have represented by its purchase and holding of securities offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing those securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) with respect to the purchase or holding, is eligible for the exemptive relief available under any of the PTCEs listed above, the service provider exemption or any similar exemptions under Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing securities offered hereby on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable.

Purchasers of securities offered hereby have exclusive responsibility for ensuring that their purchase and holding of securities offered hereby do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any securities offered hereby to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Your prospectus supplement may also include, if applicable, a discussion of certain benefit plan investor considerations specific to your debt security.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in their initial offering as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In some cases, we or dealers acting with us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods described in your prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in your prospectus supplement. In connection with those sales, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Your prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overallotting the offering, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

As a result of these activities, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Allianz and its subsidiaries.

The maximum compensation we pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

If so indicated in your prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering may make a market in those securities. However, none of the underwriters that make a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, the terms “offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

VALIDITY OF THE SECURITIES

Group Legal Services of Allianz SE will pass upon the validity of the Allianz debt securities and guarantees as to matters of German law. Allen & Overy LLP will pass upon Dutch law matters. Sullivan & Cromwell LLP and Davis Polk & Wardwell will pass on certain other matters relating to the validity of the debt securities with respect to New York law. Sullivan & Cromwell LLP and Davis Polk & Wardwell may rely upon Group Legal Services of Allianz SE and Allen & Overy LLP with respect to all matters of German law and Dutch law, respectively.

EXPERTS

The consolidated financial statements of the Allianz Group as of December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007, and Allianz Group’s internal control over financial reporting as of December 31, 2007, incorporated by reference into this prospectus and into the registration statement have been audited by KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft, independent auditors, as set forth in their report thereon incorporated by reference herein.

NOTICES

All notices will be deemed to have been given upon the mailing by first class mail, postage prepaid, of those notices to holders of securities at their registered addresses as recorded in the register of holders of such securities.

PRINCIPAL EXECUTIVE OFFICE OF ALLIANZ SE

Allianz SE
Königinstrasse 28
80802 Munich
Germany

LEGAL ADVISOR TO THE REGISTRANTS

As to U.S. federal and New York law:
Sullivan & Cromwell LLP
24, rue Jean Goujon
75008 Paris
France

LEGAL ADVISOR TO THE UNDERWRITERS

As to U.S. federal and New York law:
Davis Polk & Wardwell
99 Gresham Street
London EC2V 7NG
United Kingdom

LEGAL ADVISOR TO ALLIANZ SE AND ALLIANZ FINANCE III B.V.

As to Dutch law:
Allen & Overy LLP
Apollolaan 15
1077 AB Amsterdam
The Netherlands

AUDITORS

KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft
Ganghoferstrasse 29
80339 Munich
Germany

PROSPECTUS

May 30, 2008

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Allianz SE

Under German law, Allianz SE may not, as a general matter, indemnify members of its management board or supervisory board. Exceptions are limited and need to be essential for the company’s well-being. We have provided directors’ and officers’ liability insurance for management and supervisory board members against civil liabilities, including liabilities under the Securities Act, which they may incur in connection with their activities on behalf of Allianz SE.

Allianz Finance III B.V.

Dutch law does not explicitly prohibit the indemnification of a director of a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) against any liabilities which would otherwise attach to him or her. However, regardless of whether or not an indemnification exists, a director may be held liable with respect to the company for improper performance of duties in the case of serious negligence (ernstig verwijt). Whether a specific line of action can be regarded as serious negligence is dependent upon the specific circumstances of a case. If a certain matter pertains to the assigned field of activities of more than one director, each of the directors involved is jointly and severally liable for a shortcoming. An individual director may avoid liability by proving that the shortcoming is not attributable to him and that he has not been negligent with regard to taking measures to prevent the consequences of the shortcoming. In addition, in the case of bankruptcy, each director is jointly and severally liable to the bankruptcy estate for the liquidation deficit, in the event that it is evident that the director has performed his or her duties improperly and it may be assumed that this improper fulfillment of duties has been an important cause of the bankruptcy. An individual director may avoid liability by proving he or she was not negligent.

Allianz Finance Corporation

Section 145 of the General Corporation Law of Delaware, under which Allianz Finance Corporation is incorporated, empowers a Delaware corporation to indemnify any present or past director, officer or person who serves as a director or officer of another corporation at the request of such Delaware corporation against certain expenses incurred by him in connection with any threatened pending or completed action, suit or proceeding, in which he is made or threatened to be made a party by reason of his being or having been a director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 6.4 of Allianz Finance Corporation’s by-laws provides that, to the full extent permitted by law, any person who is or was a director or officer of Allianz Finance Corporation may be indemnified against any and all liability and expense, including attorneys’ fees, that may be incurred in connection with or resulting from certain claims. Claims for which indemnification may be available include actual or threatened claims, actions, suits or proceedings whether civil, criminal, administrative or investigative in which a director or officer may become involved by reason of being or having been a director or officer of Allianz Finance Corporation, or of another corporation at the request of Allianz Finance Corporation. It shall be presumed that any director or officer shall have relied upon the rights provided by Section 6.4 of the by-laws in serving or continuing to serve as a director or officer of the corporation.

General

The directors and officers of Allianz, AFC and AFBV and the duly authorized U.S. representative of Allianz, AFC and AFBV are insured against certain liabilities, including certain liabilities under U.S. securities laws, which they may incur in their capacity as such under a liability insurance policy carried by Allianz.

The forms of Underwriting Agreement relating to the offering of securities to be filed as exhibits to this Registration Statement provides that each Underwriter, severally, will indemnify Allianz, AFC and AFBV, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls Allianz, AFC and AFBV within the meaning of Section 15 of the U.S. Securities Act of 1933, as amended, or Section 20 of the U.S. Securities Exchange Act of 1934, as amended, from and against certain civil liabilities.

Item 9.	Exhibits

Number	Description

1.1	Form of Underwriting Agreement, between Allianz SE and underwriters.*
1.2	Form of Underwriting Agreement, between Allianz Finance Corporation or Allianz Finance III B.V., as the case may be, as issuer, Allianz SE, as guarantor and underwriters.*
4.1	Form of Senior Indenture, including form of debt securities, between Allianz SE and The Bank of New York.**
4.2	Form of Subordinated Indenture, including form of subordinated debt securities, between Allianz SE and The Bank of New York.**
4.3	Form of Senior Indenture, including form of guaranteed senior debt securities and guarantee, among Allianz Finance Corporation, Allianz SE and The Bank of New York.**
4.4	Form of Subordinated Indenture, including form of guaranteed subordinated debt securities and subordinated guarantee, among Allianz Finance Corporation, Allianz SE and The Bank of New York.**
4.5	Form of Senior Indenture, including form of guaranteed senior debt securities and guarantee, among Allianz Finance III B.V., Allianz SE and The Bank of New York.**
4.6	Form of Subordinated Indenture, including form of guaranteed subordinated debt securities and subordinated guarantee, among Allianz Finance III B.V., Allianz SE and The Bank of New York.**
5.1	Opinion of Group Legal Services of Allianz SE, as to the validity of the debt securities and the guarantees as to certain matters of German law.**
5.2	Opinion of Allen & Overy LLP as to the validity of the guaranteed debt securities as to certain matters of Dutch law.**
5.3	Opinion of Sullivan & Cromwell LLP as to the validity of the debt securities (New York law).**
8.1	Opinion of Sullivan & Cromwell LLP as to U.S. federal tax matters.*
8.2	Opinion of KPMG Meijburg & Co. as to Dutch tax matters.*
8.3	Opinion of Group Taxation of Allianz SE as to German tax matters.*
12.1	Statement Regarding Computation of Ratios (incorporated by reference to Exhibit 7 of Allianz’s Annual Report on Form 20-F for the year ended December 31, 2007, dated March 20, 2008).
23.1	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft.**
23.2	Consent of Group Legal Services (included in Exhibit 5.1).**
23.3	Consent of Allen & Overy LLP (included in Exhibit 5.2).**
23.4	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.3).**
24.1	Power of Attorney (included on signature page).
25.1	Statement of Eligibility on Form T-l of The Bank of New York, as Trustee, with respect to Exhibit 4.1 above.**
25.2	Statement of Eligibility on Form T-l of The Bank of New York, as Trustee, with respect to Exhibit 4.2 above.**
25.3	Statement of Eligibility on Form T-l of The Bank of New York, as Trustee, with respect to Exhibit 4.3 above.**
25.4	Statement of Eligibility on Form T-l of The Bank of New York, as Trustee, with respect to Exhibit 4.4 above.**

Number	Description

25.5	Statement of Eligibility on Form T-l of The Bank of New York, as Trustee, with respect to Exhibit 4.5 above.**
25.6	Statement of Eligibility on Form T-l of The Bank of New York, as Trustee, with respect to Exhibit 4.6 above.**

*	To be filed by amendment or incorporated by reference from a subsequently filed Form 6-K.

**	Filed herewith.

Item 10.	Undertakings

The undersigned registrants hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include in the prospectus any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the

Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6. That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of either of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their respective securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

7. That, for purposes of determining any liability under the Securities Act of 1933, each filing of registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8. To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Allianz SE certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Munich, Germany on May 30, 2008.

ALLIANZ SE

By:	/s/ Michael Diekmann
Name:     Michael Diekmann

Title:	Chairman of the Management Board

By:	/s/ Dr. Helmut Perlet
Name:     Dr. Helmut Perlet

Title:	Member of the Management Board

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints Dr. Paul Achleitner and Dr. Helmut Perlet, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities and on May 30, 2008.

Signature	Capacity

/s/ Michael Diekmann Michael Diekmann	Chairman of the Management Board (Principal Executive Officer)

/s/ Dr. Paul Achleitner Dr. Paul Achleitner	Member of the Management Board

/s/ Dr. Helmut Perlet Dr. Helmut Perlet	Member of the Management Board (Principal Financial Officer and Principal Accounting Officer)

/s/ Oliver Bäte Oliver Bäte	Member of the Management Board

/s/ Clement B. Booth Clement B. Booth	Member of the Management Board

/s/ Dr. Enrico Tomaso Cucchiani Dr. Enrico Tomaso Cucchiani	Member of the Management Board

Signature	Capacity

/s/ Dr. Joachim Faber Dr. Joachim Faber	Member of the Management Board

/s/ Dr. Gerhard Rupprecht Dr. Gerhard Rupprecht	Member of the Management Board

/s/ Jean-Phillippe Thierry Jean-Phillippe Thierry	Member of the Management Board

/s/ Dr. Herbert Walter Dr. Herbert Walter	Member of the Management Board

/s/ Dr. Werner Zedelius Dr. Werner Zedelius	Member of the Management Board

/s/ Terry Griffith Terry Griffith	Authorized U.S. Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Allianz Finance Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Munich, Germany on May 30, 2008.

ALLIANZ FINANCE CORPORATION

By:	/s/ Dr. Paul Achleitner
Name:     Dr. Paul Achleitner

Title: Member of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints Dr. Paul Achleitner and Dr. Helmut Perlet, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities and on May 30, 2008.

Signature	Capacity

/s/ Dr. Paul Achleitner Dr. Paul Achleitner	Member of the Board of Directors (Principal Executive Officer)

/s/ Ronald M. Clark Ronald M. Clark	Member of the Board of Directors (Principal Accounting Officer)

/s/ Gary Brown Gary Brown	Member of the Board of Directors (Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Allianz Finance III B.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Amsterdam, The Netherlands on May 30, 2008.

ALLIANZ FINANCE III B.V.

By:	/s/ Hero Wentzel
Name:     Hero Wentzel

Title:	Managing Director

By:	/s/ Hendrikus Johannes Julius Schoon
Name:     Hendrikus Johannes Julius Schoon

Title:	Managing Director

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints Dr. Paul Achleitner and Dr. Helmut Perlet, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities and on May 30, 2008.

Signature	Capacity

/s/ Hero Wentzel Hero Wentzel	Managing Director (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

/s/ Hendrikus Johannes Julius Schoon Hendrikus Johannes Julius Schoon	Managing Director

/s/ Terry Griffith Terry Griffith	Authorized U.S. Representative

EXHIBIT INDEX

Number	Description

1.1	Form of Underwriting Agreement, between Allianz SE and underwriters.*
1.2	Form of Underwriting Agreement, between Allianz Finance Corporation or Allianz Finance III B.V., as the case may be, as issuer, Allianz SE, as guarantor and underwriters.*
4.1	Form of Senior Indenture, including form of debt securities, between Allianz SE and The Bank of New York.**
4.2	Form of Subordinated Indenture, including form of subordinated debt securities, between Allianz SE and The Bank of New York.**
4.3	Form of Senior Indenture, including form of guaranteed senior debt securities and guarantee, among Allianz Finance Corporation, Allianz SE and The Bank of New York.**
4.4	Form of Subordinated Indenture, including form of guaranteed subordinated debt securities and subordinated guarantee, among Allianz Finance Corporation, Allianz SE and The Bank of New York.**
4.5	Form of Senior Indenture, including form of guaranteed senior debt securities and guarantee, among Allianz Finance III B.V., Allianz SE and The Bank of New York.**
4.6	Form of Subordinated Indenture, including form of guaranteed subordinated debt securities and subordinated guarantee, among Allianz Finance III B.V., Allianz SE and The Bank of New York.**
5.1	Opinion of Group Legal Services of Allianz SE, as to the validity of the debt securities and the guarantees as to certain matters of German law.**
5.2	Opinion of Allen & Overy LLP as to the validity of the guaranteed debt securities as to certain matters of Dutch law.**
5.3	Opinion of Sullivan & Cromwell LLP as to the validity of the debt securities (New York law).**
8.1	Opinion of Sullivan & Cromwell LLP as to U.S. federal tax matters.*
8.2	Opinion of KPMG Meijburg & Co. as to Dutch tax matters.*
8.3	Opinion of Group Taxation of Allianz SE as to German tax matters.*
12.1	Statement Regarding Computation of Ratios (incorporated by reference to Exhibit 7 of Allianz’s Annual Report on Form 20-F for the year ended December 31, 2007, dated March 20, 2008).
23.1	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft.**
23.2	Consent of Group Legal Services (included in Exhibit 5.1).**
23.3	Consent of Allen & Overy LLP (included in Exhibit 5.2).**
23.4	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.3).**
24.1	Power of Attorney (included on signature page).
25.1	Statement of Eligibility on Form T-l of The Bank of New York, as Trustee, with respect to Exhibit 4.1 above.**
25.2	Statement of Eligibility on Form T-l of The Bank of New York, as Trustee, with respect to Exhibit 4.2 above.**
25.3	Statement of Eligibility on Form T-l of The Bank of New York, as Trustee, with respect to Exhibit 4.3 above.**
25.4	Statement of Eligibility on Form T-l of The Bank of New York, as Trustee, with respect to Exhibit 4.4 above.**
25.5	Statement of Eligibility on Form T-l of The Bank of New York, as Trustee, with respect to Exhibit 4.5 above.**
25.6	Statement of Eligibility on Form T-l of The Bank of New York, as Trustee, with respect to Exhibit 4.6 above.**

*	To be filed by amendment or incorporated by reference from a subsequently filed Form 6-K.

**	Filed herewith.